LOAN AMENDMENT

THIS AMENDMENT is by and between CEN Biotech Inc. (hereinafter referred to as "Borrower"), and Bahige (Bill) Chaaban (hereinafter referred to as "Lender"), and shall have an effective date as of the date agreed upon October 31, 2014 it is fully executed by all of the parties hereto.

WITNESSETH:

WHEREAS, Borrower previously executed promissory notes in an original principal amount of

2,012,000.00 Dated 10/31/2014

WHEREAS, Borrower and Lender wish to modify the Promissory Notes in accordance with the terms and conditions herein.

Borrower and Lender do hereby agree as follows:

1. The Promissory Notes Principal shall be reduced to the amount of 612,000.00.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and date set forth below.

Borrower Signature: ______________________________

CEN Biotech Inc. Bill Chaaban - President

Date: 12-31-2014

Lender Signature: ____________________________________

Bill Chaaban

Date: 12-31-2014